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                       SUBSIDIARIES OF THE REGISTRANT (7)





                                                                  EXHIBIT NO. 21



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        Corporate Name                                        Incorporated In         Ownership
        --------------                                        ---------------         ---------
GBC Business Equipment Inc. .........................            Florida                 100%

GBC International, Inc. .............................            Nevada                  100% (1)

U.S. RingBinder Corp. ...............................            Massachusetts           100%

GBC Australia Pty. Ltd. .............................            Australia               100% (2)

GBC/Fordigraph Pty. Ltd. ............................            Australia               100% (3)

GBC Canada, Inc. ....................................            Canada                  100% (2)

GBC United Kingdom Limited .........................             England                 100% (2)

GBC France S.A. ....................................             France                  100% (4)

GBC Deutschland GmbH ...............................             Germany                 100%

GBC Nederland B.V. .................................             Holland                 100% (2)

General Binding Corporation Italia S.p.A. ..........             Italy                   100% (2)

GBC Japan K.K. .....................................             Japan                   100% (2)

Grupo GBC S.A. de C.V. (Mexico) ....................             Mexico                  100%

GBC Schweiz A.G. ...................................             Switzerland             100% (2)

VeloBind, Incorporated .............................             Delaware                100%

GBC Metals Corp. ...................................             Nevada                  100%

Sun Kwong Metal Manufacturer Co., LTD. .............             China                    40%  (5)

Champion Stationery Manufacturing Company, Limited .             China                    36%  (5)

PBB&R S.A. de C.V. .................................             Mexico                  100%

Pro-Tech Engineering Co., Inc. .....................             Wisconsin               100%

Sickinger Company ..................................             Michigan                100%

USRB S.A. ..........................................             Costa Rica              100% (6)

GMP Co., Ltd. ......................................             Korea                    33%

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(1) Subsidiary of GBC Business Equipment Inc.
(2) Subsidiary of GBC International, Inc.
(3) Subsidiary of GBC Australia Pty. Ltd.
(4) Subsidiary of GBC Schweiz A.G.
(5) Subsidiary of GBC Metals Corp.
(6) Subsidiary of U.S. RingBinder Corp.
(7) Certain insignificant subsidiaries have been excluded from Exhibit No. 21 under Rule 1-02(w) of Regulation S-X. These excluded subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.